                                   LIMITED
                           PARTNERSHIP AGREEMENT
                                 LEGENDS, LP


THIS AGREEMENT is made and executed this 12th day of September, 1996, by and among Excell Recycling, Inc., a New York corporation with a business address at 23 Linden Park, Rochester, New York 14625 ("Excell"); Quality Baseball Cards, Inc., a New York corporation with a business address at 23 Linden Park, Rochester, New York 14625 ("QBC") (together, Excell and QBC are referred to herein as "Quality"); and Bentley International, Inc. d/b/a Megacards, a Missouri corporation with an address at 1353 North Warson Street, St. Louis, Missouri 63132 ("Bentley") (individually, "Partner" and collectively, "Partners").

                         R E C I T A L S:

      A. The Partners wish to form a New York limited partnership to conduct business under the name Legends, LP for the purposes specified in
Article II of this Agreement, pursuant to an Agreement to Form a Joint Venture by and among the parties of even date herewith ("Joint Venture Agreement").

      B. Excell and QBC wish to serve as the only general partners and Bentley wishes to serve as the sole limited partner.

                           P R O V I S I O N S:

      NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and intending to be legally bound, the parties being severally sworn do hereby certify and agree as follows:

                             ARTICLE I

                     FORMATION OF PARTNERSHIP;
                               NAME;
                    PRINCIPAL PLACE OF BUSINESS

      1.01  Formation of Partnership; Name; Principal Place of Business.
            ------------------------------------------------------------

      The parties hereby form a New York Limited Partnership pursuant to the provisions of the New York Revised Uniform


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Limited Partnership Act ("Act"). The Partners shall execute and cause to be filed a Certificate of Limited Partnership under the name Legends, LP and any additional documents as may be necessary or appropriate to form a limited partnership pursuant to the laws of the State of New York and to cause the Partnership to be qualified to do business in the States of New York and Missouri.

      1.02  The Partners.
            -------------

      QBC and Excell shall be the general partners ("General Partners") and Bentley shall be the limited partner ("Limited Partner") of the Partnership.

      1.03  Name.
            -----

      The Partnership shall operate under the name of Legends, LP (the "Partnership").

      1.04  Principal Place of Business.
            ----------------------------

      The principal place of business of the Partnership shall be at 23 Linden Park, Rochester, New York 14625. The business of the Partnership may also be conducted at such other or additional place or places as may be designated by the General Partners.

      1.05  Percentage Interests.
            ---------------------

      The initial "percentage interest" of the General Partners shall be 70% in the aggregate and the initial "percentage interest" of the Limited Partner shall be 30%.

                                 ARTICLE II

                            PURPOSES OF PARTNERSHIP

      The Partnership shall engage in the business of designing, producing, repackaging, marketing, distributing and selling sports and entertainment picture cards, posters, prints, lithographs, serigraphs and other collectible memorabilia and publications incidental thereto. It shall engage in any and all general business activities related or incidental thereto.

                                ARTICLE III

                           TERM OF THE PARTNERSHIP

      The Partnership shall commence on the date its Certificate of Limited Partnership is filed with the Department of State of the State of New York and shall terminate on December 31, 2060, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement or by operation of law.

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

                                 ARTICLE IV

                            CAPITAL CONTRIBUTIONS

      4.01  Initial Capital Contributions and Assumption of Liabilities.
            ------------------------------------------------------------

            (a) The initial capital contributions to the Partnership by the Partners for their partnership interests shall be as follows:

                  (i) In exchange, collectively, for a 70% general partnership interest and a note in the principal sum of $67,100 ("Quality Note"), Quality shall contribute the assets set forth in Schedule A attached
                                                         ----------
hereto. The Quality Note shall be subject to adjustment as set forth in the Joint Venture Agreement.

                  (ii) In exchange, collectively, for its 30% limited partnership interest and a note in the principal sum of $432,000 ("Bentley Note"), Bentley shall contribute the assets set forth in Schedule B attached
                                                         ----------
hereto. The Bentley Note shall be subject to adjustment, and reduction if prepaid in full, as set forth in the Joint Venture Agreement.

            (b) The Partnership shall assume and be bound by and perform the following obligations as of the date of this Agreement:

                  (i)   The liabilities of Quality set forth in Schedule C
                                                                ----------
attached hereto.

                  (ii)  The liabilities of Bentley set forth in Schedule D
                                                                ----------
attached hereto.

      4.02  Loans or Refinancing.
            ---------------------

      Subject to the conditions and restrictions contained in this Agreement, the General Partners may cause the Partnership to borrow money and to pledge, hypothecate or refinance the assets of the Partnership in connection with these borrowings.

      4.03  Additional Capital Contributions.
            ---------------------------------

      The Partners shall not be required to make any additional capital contributions to the Partnership in excess of the amounts set forth in
Section 4.01. Unless required by this Agreement, the General Partners may not make additional capital contributions to the Partnership without the prior written consent of the Limited Partner; provided, however, that the General Partners may provide funding in the form of loans at commercially reasonable rates and terms.

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

      4.04  Withdrawal of Capital Contributions.
            -----------------------------------

      No Partner shall be entitled to withdraw any part of its capital contributions to the Partnership, other than as provided herein.

                                 ARTICLE V

                             PROFITS AND LOSSES

      5.01  Determination.
            --------------

      The net profits or net losses of the Partnership shall be determined in accordance with tax accounting principles consistently applied. Each Partner's distributive share of depreciation, amortization and gain or loss, as computed for tax purposes, shall take into account the variation between the basis of property contributed to the Partnership and its fair market value at the time of contribution as required by IRC Section 704(c) and its accompanying Treasury Regulations. In determining net profits or net losses, a deduction shall be allowed for any salaries or management fees of the General Partners paid in accordance with this Agreement.

      5.02  Profits and Losses.
            -------------------

      Except as otherwise provided on this Agreement, the net losses and net profits of the Partnership, if any, shall be allocated among the Partners in accordance with their respective partnership percentage interests. At the close of the each tax year of the Partnership, the Partners' percentage interests shall be adjusted to take into account any additional contributions to the Partnership made by the Partners. Such adjustments shall be effective as of the date(s) such contributions are made.

      5.03  Qualified Income Offset.
            ------------------------

            (a) If in a taxable year of the Partnership a Partner unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which adjustment, allocation or distribution creates or increases a deficit balance in that Partner's capital account, the Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance in the Partner's capital account as quickly as possible.

            (b) Allocations under Section 5.03(a), above, shall be comprised of a pro rata share of each item of partnership income (including gross income) and gain for the year; however, items of income and gain allocated under
Section 5.04, below, shall be excluded from the operation of Section 5.03(a).

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

            (c)   The Partners intend that the provision set forth in
Section 5.03(a), above, will constitute a "qualified income offset" as defined in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. These regulations shall control in the case of any conflict between them and this Agreement.

      5.04  Minimum Gain Charge Back.
            -------------------------

      In the event there is a net decrease in partnership minimum gain for the Partnership's taxable year (as defined in Section 1.704-2[d] of the Treasury Regulations), all Partners with deficit capital accounts at the end of the year shall be allocated items of partnership income and gain for that year
(and, if necessary, for subsequent years) in the amounts required by
Section 1.704-2(f) and 2(g)(2) of the Treasury Regulations. The Partners intend that this provision constitute a "minimum gain charge back" as described in
Section 1.704-2(f) of the Treasury Regulations. The regulations shall control in the case of any conflict between those regulations and the provisions of this Agreement.

      5.05  Partner Nonrecourse Deductions and Partner Nonrecourse Debt
            -----------------------------------------------------------
            Minimum Gain Charge Back.
            -------------------------

            (a) Each Partner nonrecourse deduction, as defined in Treasury Regulation Section 1.704-2(i)(2), shall be allocated in accordance with that section.

            (b) If there is a net decrease in Partner nonrecourse debt minimum gain during any taxable year of the Partnership, each partner who has a share of the Partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)) shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in the amounts required by that section.

                                 ARTICLE VI

                                  CASH FLOW

      6.01  Definition of Cash Flow.
            ------------------------

      Cash flow shall be the net profit or net loss of the Partnership determined in accordance with tax accounting principles adjusted as follows:

            (a) Depreciation of buildings, improvements and personal property of any type shall not be considered a deduction.

            (b) Principal payments on all loans, deeds of trust, mortgages, conditional sales contracts and other indebtedness shall be considered a deduction.

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

            (c) The Partnership shall deduct the amounts as the General Partners determine is needed as a reasonable reserve required to conduct the Partnership business or to pay anticipated capital expenditures to be incurred within six months.

            (d) Any other cash expenditures which have not been deducted in determining net profits or net losses shall be considered a deduction.

            (e) There shall be added other cash receipts of the Partnership which have not been taken into account in determining net profits or net losses including, but not limited to, proceeds from any refinancing of Partnership loans.

      6.02  Distributions of Cash Flow.
            ---------------------------

      The General Partners (as set forth in Section 8.01 of this Agreement) may distribute, in their sole and absolute discretion, cash flow of the Partnership to the Partners in the ratio in which they share net profits or net losses during the period in which the Partnership realized the cash flow to be distributed.

      6.03  Mandatory Distributions.
            ------------------------

      Notwithstanding Section 6.02, the General Partners shall distribute to the Partners, on or before March 1 of each year, an aggregate amount equal to 45% of the Partnership's taxable income.

      6.04  Distributions to Bentley.
            -------------------------

      Notwithstanding any provision to the contrary set forth herein, Bentley shall be entitled to a draw of $20,000.00 each month against its share of distributable income payable within 15 days after the end of each month. If, after the first six months of the date of this Agreement, the cash flow of the Partnership as defined in Section 6.01 is less than $40,000.00 in any month, then the amount to be paid to Bentley currently with respect to that month shall be reduced in proportion to the amount that the cash flow is less than $40,000.00, and the amount of the shortfall shall be deferred. Any deferral of draw distributions as a result of the preceding sentence shall be paid to Bentley in subsequent months when cash flow exceeds $40,000.00, in amounts equal to 50% of the excess over $40,000.00 per month until the full amount of all deferrals have been paid. Any sums distributed to Bentley hereunder shall be deemed a credit against amounts required to be distributed under Section 6.03 or distributable under
Section 6.02.

                                ARTICLE VII

                              CAPITAL ACCOUNTS

      An individual capital account shall be maintained for each Partner.
In general, the capital account of a Partner shall consist of the original contribution of capital increased by (1) any additional contributions to capital, and (2) the Partner's share of Partnership profits, and decreased by (1) distributions to the Partner in reduction of Partnership capital and
(2) the Partner's share of Partnership losses. Capital accounts shall be maintained in accordance with the capital accounting principles of Treasury Regulation Section l.704-l(b)(2)(IV). The Treasury Regulations shall control in the case of any conflict between those regulations and the provisions of this Agreement.

                                ARTICLE VIII

                           ADMINISTRATIVE PROVISIONS

      8.01  Management.
            -----------

      The General Partners agree to assume and perform the exclusive management and control of the day to day operations of the Partnership. All of the business of the Partnership, including, but not limited to, decisions on all tax elections, shall be under the exclusive management of the General Partners. The Limited Partners shall not participate in the management of the business of the Partnership. The General Partners are authorized to do any and all acts and things necessary or proper in furtherance of the Partnership business. The General Partners may taken all action on behalf of the Partnership without the consent of the Limited Partner, except that the following action shall require the prior written consent of the Limited
Partner:

            (a) Sell, exchange, encumber, lease or otherwise dispose of all or substantially all of the Partnership's property;

            (b) Make any assignment for the benefit of creditors on behalf of the Partnership;

            (c) Confess any judgment in excess of $10,000.00 on behalf of the Partnership;

            (d)   Do any act in contravention of this Agreement;

            (e) Do any act which would make it impossible to carry on any purpose of the Partnership or which would change the Partnership's business in any material respect;

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

            (f) Commingle the Partnership funds with those of any other person or employ or permit another to employ such funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

            (g) Acquire from any Partner, an affiliate of any Partner, or a family member of such affiliate, any asset in which a Partner or such affiliate or family member has an interest or lease from any other person in which a Partner or such affiliate or family member has an interest, on terms less favorable to the Partnership than those otherwise reasonably available;

            (h) Pay or contract for the payment of any consulting, management, advisory or other fees to the General Partners or any affiliate thereof or family member of such affiliates, exceeding the greater of (i) $30,000.00 per year, or (ii) 1.5% of the Partnership's net profit (before deduction of such fee) in any calendar year;

            (i) Modify any contract the execution of which would require the approval of all of the Partners;

            (j)   Dissolve the Partnership;

            (k) Admit a new Partner other than as permitted by this Agreement;

            (l) Cause the Partnership to effect its initial public offering;

            (m) Cause the Partnership in incur borrowings aggregating more than $1,000,000.00, including the Bentley Note, outstanding at any one time for any Partnership purpose, or to issue notes, debentures, or other debt securities in excess of such amount; or hypothecate, pledge, mortgage or grant security interests in any or all of the assets of the Partnership to secure repayment of any borrowed sums in excess of such amount;

            (n) Make loans of Partnership funds, other than routine employee advances in the ordinary course of business, or place Partnership funds in investments of any kind, except insured bank accounts;

            (o) Make any distributions to one or more Partners in a form other than cash; or

            (p) Decline an opportunity offered to the Partnership pursuant to Section 8.08 of this Agreement.

            (q) Modify the lease for 23 Linden Park, Rochester, New York in any respect, other than in connection with an extension of the lease on reasonable terms comparable to those that would be obtained in a transaction between unaffiliated parties negotiating at arms length.

      8.02  Time Devoted by General Partners.
            ---------------------------------

      The parties understand that the General Partners have other business activities which over the year take the major part of their respective total time devoted to business matters. Accordingly, the General Partners are required to devote to the business of the Partnership only the time and attention as they reasonably determine is appropriate for the efficient conduct of the Partnership's business.

      8.03  Compensation To General Partners.
            ---------------------------------

      Subject to the provisions of Section 8.01, the General Partners shall be entitled to reasonable compensation for their services rendered to or on behalf of the Partnership.

      8.04  Vote of General Partners.
            -------------------------

      All actions taken by the General Partners shall require the consent of a majority of the General Partner percentage interests held by the General Partners.

      8.05  Limitation on Liability and Indemnification of General Partners.
            ----------------------------------------------------------------

            (a) The General Partners shall have no liability, responsibility or accountability in damages or otherwise to any other Partner or the Partnership for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the General Partners or the Partnership. The Partnership agrees to indemnify, pay, protect, and hold harmless the General Partners (on the demand of and to the satisfaction of the General Partners) from and against any and all of the above liabilities, including without limitation all costs and expenses of defense, appeal and settlement of any and all suits, actions, or proceedings instituted against the General Partners or the Partnership and all costs of investigation in connection therewith, in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership or on the part of such General Partners of the Partnership in their capacities as such. However, the General Partners shall be liable, responsible and accountable, and the Partnership shall not be liable to the General Partners, for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements resulting from either General Partner's own negligence, misconduct or other breach of fiduciary duty to the Partnership or any Partner.

            (b) If any action, suit or proceeding shall be pending or threatened against the Partnership or the General Partners relating to or arising, or alleged to relate to or arise, out of any action or non-action, the General Partners shall have the right to employ, at the expense of the Partnership, a single legal counsel to represent both General Partners (or if such counsel reasonably concludes that a conflict of interest exists, and such General Partners reasonably determine that a waiver of the conflict of interest would present a material risk of prejudice, then each General Partner may retain its own counsel) in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section 8.05 shall be from and limited to the assets of the Partnership and no Partner shall have any personal liability on account thereof. The General Partners shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after either General Partner has become obligated to make payment therefor, any and all amounts for which either General Partners believes in good faith that such General Partners are entitled to indemnification under this Section. The Partnership shall pay any and all such bills and honor any and all such requests for payments within 60 days after such bill or request is received by the General Partner. In the event that a final determination is made that the Partnership is not so obligated in respect of any amount paid by it to a particular General Partner, such General Partner shall refund such amounts within 60 days of such final determination.

      8.06  Limited Liability of Limited Partners.
            --------------------------------------

      The Limited Partner shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Even if this Partnership is determined or construed to be a general Partnership, the Limited Partner shall not be liable for the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner shall be liable only to make its original capital contribution and shall not be required to lend any funds to the Partnership or, after the original capital contribution shall have been paid, to make any further contributions in excess of the original capital contribution to the Partnership. No General Partner shall have any personal liability for the repayment of the capital contribution of the Limited Partner. The Limited Partner shall not take part in, or interfere in any manner with, the conduct or control of the business of the Partnership and shall have no right or authority to act for or bind the Partnership, other than as set forth herein.

      8.07  Voting Rights of Limited Partners.
            ----------------------------------

      If the Partnership at any time has more than one Limited Partner, matters upon which the Limited Partners may vote or have the right to give consent shall require the consent of the holders of a majority of the "percentage interests" then held by the Limited Partners, except as otherwise expressly provided in this Agreement or by any provisions of the Act which are not modified or superseded by this Agreement.

      8.08  Competing Business Opportunities.
            ---------------------------------

      If any Partner or its affiliate has the opportunity to engage in any other competing business or to purchase or invest in any other competing business, it shall promptly offer a right of first refusal to the Partnership to invest in or engage in any such business on an equal basis and on equal terms. The Partnership shall have thirty (30) days within which to reject such offer in writing, and if not so rejected, such opportunity shall be deemed accepted.

      8.09  Covenant Not to Compete.
            ------------------------

      Each Partner agrees not to engage in any activity which competes with the business or purpose of the Partnership during the term of this Agreement. Notwithstanding the preceding sentence, the parties acknowledge and agree that the activities of Bentley's subsidiaries, Windsor Art & Mirror Co. and Janco Designs, Inc., as presently conducted, shall not be deemed to compete with the activities of the Partnership.

      8.10  Confidential Information.
            -------------------------

      Each Partner shall, at all times during the term of this Agreement and thereafter, use its best efforts and take all appropriate steps to safeguard the secrecy and confidentiality of the Partnership's marketing plans, customer and supplier lists, pricing information, data bases and other confidential information regarding the Partnership. The Partnership shall cause Dr. Fuad Khuri, Lloyd Abrams, Dale Isaak and Karl Becker to enter into a trade secret and noncompetition agreement consistent with the provisions of this Agreement.

      8.11  Equitable Relief.
            -----------------

      The Partners acknowledge that the Partnership and the Partners will be severely damaged by any breach or violation of Sections 8.08, 8.09 and 8.10, and that monetary damages are not adequate compensation. Therefore, each Partner and the Partnership shall be entitled to equitable relief against such breach or violation, in addition to other available remedies.

                                 ARTICLE IX

                        ACCOUNTING FOR THE PARTNERSHIP

      9.01  Annual Statements.
            ------------------

      The Partnership shall cause annual financial statements of the operation of the Partnership to be prepared and distributed to the Partners. The financial statements need not be audited or reviewed.

      9.02  Access To Accounting Records.
            -----------------------------

      Any Partner and its duly authorized representatives shall have reasonable access to the accounting records of the Partnership during regular business hours of the Partnership.

      9.03  Income Tax Information.
            -----------------------

      The Partnership shall provide each Partner with information on the Partnership's taxable income or loss and each item of income, gain, loss, deduction or credit that is relevant to reporting Partnership income. The information shall also show each Partner's distributive share of each item of income, gain, loss, deduction or credit. This information shall be furnished to the Partners within 60 days of the close of the Partnership's taxable year.

      9.04  Partnership Tax Examination.
            ----------------------------

      One or more of the General Partners shall be designated as tax notice and matters partner in accordance with Treasury Department regulations. The tax matters partner will negotiate and otherwise deal with the Internal Revenue Service in the event of an examination of Partnership tax returns.

      9.05  Tax Elections.
            --------------

      No election will be made to exclude the Partnership from the application of the provisions of Subchapter K of the Internal Revenue Code of 1986, or from any similar provisions of state tax laws. If an interest in the Partnership is transferred, a Partner dies, or Partnership assets are distributed to a Partner, the General Partners may, in their sole and absolute discretion, cause the Partnership to elect to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes, under Sections 734, 743 and 754 of the Internal Revenue Code of 1986.

                                 ARTICLE X

                      WITHDRAWAL OR REMOVAL OF A PARTNER

      10.01 Withdrawal of a Partner.
            ------------------------

            (a) A General Partner may not voluntarily withdraw from the Partnership without the consent of the Limited Partners holding a majority of the Limited Partner Percentage Interests and after giving written notice to each Limited Partner at least ninety (90) days prior to withdrawal.

            (b) Except as otherwise provided in this Agreement, a Limited Partner may not withdraw from the Partnership or assign a Partnership interest prior to the dissolution and winding up of the Partnership.

      10.02 Removal of General Partner.
            ---------------------------

      A General Partner may be removed by action of the Limited Partner(s) upon the occurrence of any of the following:

            (a) If a General Partner shall become insolvent, shall make any assignment for the benefit of creditors, or commence any proceeding under any bankruptcy or insolvency act or acts for the relief of debtors;

            (b) If any of the business or property of a General Partner shall come into the possession of creditors or any governmental agency or of a receiver;

            (c) If any proceedings under any bankruptcy or insolvency act or acts for the relief of debtors shall be commenced against a General Partner and the same shall not have been dismissed or stayed within thirty
(30) days;

            (d) If any proceedings supplementary to judgment shall be commenced against a General Partner not fully bonded shall remain unpaid, in whole or in part, for at least thirty (30) days after the entry thereof; or

            (e) A material breach by such General Partner of its obligations under this Agreement, as determined by a court of competent jurisdiction.

      10.03 Appointment of Successor General Partner.
            -----------------------------------------

      A withdrawn or removed General Partner may be replaced with by the remaining General Partner(s). In the event that the withdrawn or removed General Partner is the sole remaining General Partner of the Partnership, then within one hundred eighty (180) days after the event of withdrawal, the Limited

Partners may elect a successor General Partner, by holders of at least two-thirds of the interests of all Limited Partners. Failure of the Limited Partners to appoint a successor General Partner within the time specified or the failure of the successor General Partner who is appointed to execute a written acceptance and agreement to be bound by this Agreement within ten (10) days thereafter shall cause the Partnership to be dissolved and its business terminated as provided in Article XII of this Agreement.

      10.04 Effect of Withdrawal, Removal or Admission of a General Partner.
            ----------------------------------------------------------------

      The withdrawal, bankruptcy, removal or admission of a General Partner shall not dissolve the Partnership except as set forth in Section 10.02 of this Agreement.

                                 ARTICLE XI

                        TRANSFER OF A PARTNERSHIP INTEREST

      11.01 Transfer of a Partnership Interest.
            -----------------------------------

      No Partner shall, voluntarily or involuntarily, assign, encumber, pledge, sell, transfer or otherwise dispose of his interest in the Partnership except pursuant to the terms of this Agreement or with the unanimous written consent of the Partners.

      11.02 Conditions on Transfers of a Partnership Interest and
            -----------------------------------------------------
            Substitution of a Partner.
            --------------------------

            (a) Except as provided elsewhere in this Agreement, no assignee of the whole or any portion of a Partner's interest in the Partnership shall have the right to become a substituted Partner in place of the assignor unless:

                  (i) the assignor shall designate this intention in the instrument of assignment;

                 (ii) except as otherwise provided herein, the written consent of the General Partners to this substitution shall be obtained, which consent may be withheld in their sole and absolute discretion;

                (iii) the instrument of assignment shall be in a form and substance reasonably satisfactory to the General Partners;

                 (iv) the assignor and assignee named therein shall execute and acknowledge any other instrument or instruments as the General Partners may deem necessary or desirable to effectuate the admission;

                  (v) the assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                 (vi) the assignee shall pay or, at the election of the General Partners, assume the obligation to pay all reasonable expenses connected with admission; and

                (vii) by the transfer, the assignor does not violate the registration provisions of the Securities Act of 1933, as amended, or would not be in violation of any state securities law.

            (b) No Partner shall make any transfer or assignment of all or any part of its interest in this Partnership if the transfer or assignment would, when considered with all other transfers during the same applicable twelve-month period, cause a termination of this Partnership resulting in adverse federal or state income tax consequences or cause the Partnership to be treated or taxed as a corporation for federal or state tax purposes.

            (c) The General Partners may require an assignor to get an opinion of counsel reasonably satisfactory to the General Partners that the transfer of the interest will not cause the dissolution of the Partnership, or violate any state or federal securities laws.

      11.03 Right of First Refusal.
            -----------------------

      If a Partner receives, and intends to accept, a bona fide offer to dispose of all or any part of its Partnership interest then prior to accepting the offer:

            (a) The selling or assigning Partner ("transferor") shall deliver written notice to the Partnership and to the other Partners. The notice to the Partnership and to the other Partners shall state the name of the prospective transferee and the price and terms of the transfer ("Offer"). The notice delivered to the Partnership and the other Partners shall be deemed an offer to sell that portion of the transferor's Partnership interest to be transferred to the prospective transferee on the terms of the Offer subject to the following:

                  (i) The remaining General Partners shall have the right to purchase all but not less than all of the transferor's Partnership interest subject to the Offer on a pro rata basis. The General Partners must exercise their option within thirty (30) days of receipt of the Offer.

                 (ii) If the General Partners do not exercise their option, then the Partnership shall have an option to purchase all but not less than all of the Partnership interest subject to the Offer. The Partnership must exercise its option within forty-five (45) days of receipt of the Offer.

                (iii) If the Partnership does not exercise its option, then the remaining Limited Partners shall have an option to purchase all but not less than all of the Partnership interest subject to the Offer. The Limited Partners must exercise their option within sixty (60) days of receipt of the Offer.

                 (iv) The purchase price for any Partnership interest purchased under this Section 11.03 shall be an amount equal to the purchase price stated in the Offer (valuing any deferred payments and noncash consideration in the Offer at present fair market value).

                  (v) If neither the General Partners, Partnership nor the Limited Partners exercise their options, then the interest may be transferred to the proposed transferee provided that (a) the transfer is made in strict accordance with the terms of the Offer, and (b) an interest of a General Partner will be converted to a Limited Partner interest upon transfer to a third party hereunder. If the transfer to the third party is not consummated within sixty (60) days of the expiration of the option period in (i) above, then the Partnership interest shall once again be subject to the restrictions hereunder.

                 (vi) Any transfer under this Section 11.03(b) shall be on the terms set forth in the Offer and shall close within thirty (30) days after the option is exercised.

                (vii) Any option shall be exercised by delivery of written notice to the transferor.

      11.04 Involuntary Transfers of Interests.
            -----------------------------------

      If (a) voluntary proceedings by or involuntary proceedings against any Partner are commenced under any provision of any federal or state act relating to bankruptcy or insolvency (and in the case of an involuntary proceeding, where the same has not been dismissed or stayed within thirty
(30) days), or (b) any interest of any Partner is attached or garnished, or
(c) any judgment is obtained in any legal or equitable proceeding against any Partner and the transfer of any of its interest is ordered under legal process as a result of such judgment, or (d) any execution process is issued against any Partner or against its interest in the Partnership, or (e) any other form of legal proceeding or process is commenced by which the interest of any Partner may be required to be transferred either voluntarily or involuntarily, then the Partner involved shall give to the Partnership and to each of the other Partners written notice that an event contemplated by this Section 11.04 has occurred, specifying the nature of the event. The General Partners, the Partnership and the Limited Partners shall have options to purchase the interest owned by the Partner involved in such event on the same terms and conditions as are provided under Section 11.03 except that the purchase price and payment terms shall be determined under Section 11.05.

      11.05 Purchase Price and Payment Terms.
            ---------------------------------

            (a) The purchase price of any interest in the Partnership to be purchased under Section 11.04 shall be the adjusted fair market value of the Partnership interest to be purchased. For this purpose, the adjusted fair market value of the interest to be purchased shall be the fair market value of the interest as of the date of the event giving rise to the purchase as determined by an appraiser selected jointly by an agreement among the transferor and purchaser. If they cannot agree on an appraiser, the transferor shall select one appraiser and the purchaser shall select another appraiser. The two appraisers shall then select a third appraiser, and the value determined by the third appraiser shall be binding upon the Partnership and the Partners. No value shall be attributed to the Partnership's goodwill, if any, in the appraisal made under this Section. The Partnership shall bear the cost of the appraisal.

            (b) The closing of the purchase shall take place within thirty
(30) days of the date of the event giving rise to the purchase. The purchase price for a Partner's interest will be paid in sixty (60) equal monthly installments of principal and interest. Interest shall accrue at the applicable federal rate as published by the United States Treasury Department for the month prior to the closing, unless otherwise agreed to by the transferor and purchaser. The obligation of the purchaser shall be evidenced by a negotiable promissory note in the form attached as Exhibit A
                                                                  ---------
secured by a security interest in the purchaser's assets subordinate to any existing security interests.

            (c) Notwithstanding the provisions of Section 10.01, if a Limited Partner who withdraws from the Partnership in contravention of this Agreement is held to be entitled to the fair value of his Partnership interest as of the date of withdrawal under Section 121-604 of the Act, the fair value of that Partner's interest shall be determined in accordance with
Section 11.05(a).

      11.06 Violative Transfers.  Any sale or transfer or purported sale or
            --------------------
transfer of any Partnership interest shall be null and void unless made strictly in accordance with the provisions of this Article XI.

      11.07 Permitted Transfers.  Notwithstanding any provision to the
            --------------------
contrary set forth in this Agreement, any Partner may transfer its interest in the Partnership to another Partner or to any of its affiliates. As used in this Agreement, an "affiliate" means an entity controlling, controlled by or under common control with a Partner, where "control" means the ownership, directly or indirectly, of securities possessing more than 50% of the voting power for the election of directors or the power to designate a majority of the persons constituting the board of directors or exercising authority similar to that of a corporate board of directors.

                                ARTICLE XII

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

      12.01 Right to Dissolve the Partnership.
            ----------------------------------

      Except as provided in Article X, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term set forth in Article III. The Partnership shall be dissolved before the expiration of its term by the unanimous vote of the General Partners (provided there is more than one General Partner), subject to the provisions of Section 8.01, or by the vote of Partners holding in the aggregate at least two-thirds (2/3) of the "percentage interests" held by all the Partners if there is only one General Partner.

      12.02 Winding Up the Partnership.
            ---------------------------

      In the event of a sale or disposition of substantially all of the assets of the Partnership, or the dissolution of the Partnership, the Partnership shall immediately commence to wind up its affairs. The General Partners shall be responsible for the winding up and liquidation. The Partners shall continue to share profits or losses during liquidation in the same proportion as before dissolution. After the allocation of gains and losses as provided for in Section 12.03, the proceeds from liquidation of the Partnership assets shall be applied as follows:

            (a) Payment to creditors of the Partnership, other than Partners, in the order of priority provided by law.

            (b) Payment to Partners for loans, if any, made by them to the Partnership.

            (c) To each Partner with a positive balance in his capital account (determined after taking into account all capital account adjustments for the partnership taxable year during which the liquidating distribution occurs in accordance with Reg. Section 1.704-1[b][2][ii][b][2] of the Treasury Regulations), in an amount equal to the balance of his capital account, provided that if the total account to be distributed under this step is less than the total of the positive balance on all capital accounts, then to each Partner with a positive balance in his capital account in the proportion that his capital account balance bears to the total of the positive balances in all capital accounts.

            (d) Any balance to the Partners in accordance with the ratio in which they share net profits and net losses.

            (e) Distributions under Sections 12.02(c) and (d) of this Agreement shall be made no later than the end of the Partnership's taxable year (or, if later, within ninety (90) days after the date of the liquidation of the Partnership).

            (f) Distributions of assets under Sections 12.02(c) and (d) shall be made to the Partners so as to provide each Partner as nearly as possible with the same or similar assets contributed by that Partner to the Partnership under Article IV.

      12.03 Allocation of Gains or Losses Upon Sale or Dissolution.
            -------------------------------------------------------

      Gains and losses recognized by the Partnership from the sale, exchange or other distribution of its assets shall be allocated in the same manner as net profits and net losses.

      12.04 Waiver of Right to Decree of Dissolution.
            -----------------------------------------

      The parties hereby agree that irreparable damage would be done to the Partnership and remaining Partners if any Partner should cause dissolution of the Partnership in breach of this Agreement. Care has been taken in this Agreement to provide what the parties feel is fair and just payment in liquidation of the interest of all Partners. Accordingly, each party hereby waives and renounces its right to dissolve the Partnership, by a court decree of dissolution or to seek the appointment by the court of a liquidator for the Partnership.

                                ARTICLE XIII

                                 AMENDMENTS

      This Partnership Agreement may be amended only by the unanimous written consent of the General Partners, provided, however, that the consent of the holders of a majority of the "percentage interests" then held by the Limited Partners shall also be required for any amendment that may add to, detract from, or otherwise modify the purpose of the Partnership, enlarge the obligations of any Partner under this Agreement or convert the interest of any Limited Partner into an interest of a General Partner or modify the limited liability of any Limited Partner, or modify the method of determining, allocating, or distributing profits, losses and cash flow. Notwithstanding the foregoing, any amendment to Sections 10.01 of this Agreement as to the prohibition against the withdrawal of a Partner shall require the unanimous consent of all the Partners.

                                ARTICLE XIV

                             POWER OF ATTORNEY

      14.01 Power of Attorney.
            ------------------

      Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partners (and each and every General Partner), or any of the officers and directors of any General Partner, and any and all additional or successor General Partners hereinafter admitted, with full power of substitution, its true and lawful attorney, for it and in its name, place and stead to take, execute, sign, acknowledge, file for recording at the appropriate public offices and publish such documents as may be necessary to carry out the provisions of the Partnership Agreement including:

            (a) A Statement of Fictitious Business Name for the Partnership, a Certificate of Limited Partnership for the Partnership, applications for authority to do business as a foreign limited partnership in such jurisdictions as the General Partners may determine, and Certificates of Amendment to the Certificate of Limited Partnership, the Statement of Fictitious Business Name, and the applications to do business as a foreign limited partnership whenever any of the same are required or permitted under the Partnership Agreement or by law.

            (b) The Limited Partnership Agreement and all authorized amendments thereto.

            (c) Any other instrument which may be required to be filed by the Partnership under the laws of any state or any governmental agency, of which a General Partner deeds advisable to file.

                  The foregoing grant of authority:

                  (i) Is a Special Power of Attorney coupled with an interest, is irrevocable, and shall survive the bankruptcy or insolvency of any Limited Partner;

                 (ii) May be exercised by the General Partners (and each General Partner) for each and all of the Partners by a facsimile signature of the General Partner, or by listing all of the Limited partners executing any instrument with the signature of the General Partner acting as Attorney-in-Fact for all of them.

                (iii) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a Substitute Limited Partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                  The Limited Partners agree to be bound by all representations of any General Partner as their Attorney-in-Fact and waive any and all defenses which may be available to them to contest, negate or disaffirm the actions of the General Partners (and each General Partner) or their successors under this Power of Attorney, and hereby ratify and confirm all acts which the Attorney-in-Fact performed hereunder in all respects as though performed by the Limited Partners.

            (d) The above Section 14.01 notwithstanding, the Limited Partners may vote on matters specifically set forth in acts which require the vote of Limited Partners.

                                 ARTICLE XV

                               MISCELLANEOUS

      15.01 Entire Agreement.
            -----------------

      This Agreement and the Joint Venture Agreement (including the documents referred to herein and therein) constitute the entire agreement among the Partners and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, related to the subject matter hereof.

      15.02 Succession and Assignment.
            --------------------------

      This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No Partner may assign either this Agreement or any of its rights, interests, or obligations hereunder except as provided herein.

      15.03 Counterparts.
            -------------

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      15.04 Headings.
            ---------

      The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      15.05 Notices.
            --------

      All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      IF TO BENTLEY:                            COPY TO:
      Bentley International, Inc.               Thomas A. Litz
      135 N. Warson Street                      Thompson Coburn
      St. Louis, MO 63132                       One Mercantile Center
      Attn:  Lloyd Abrams                       St. Louis, MO 63101-1693

      IF TO QUALITY OR EXCELL:                  COPY TO:

      Quality Baseball Cards, Inc.              Beryl Nusbaum
      23 Linden Park                            Woods, Oviatt, Gilman,
      Rochester, NY 14625                       Sturman & Clarke, LLP
      Attn:  Fuad Khuri                         44 Exchange Street
                                                Rochester, NY  14614

      Any Partner may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Partner may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Partners and the Partnership notice in the manner herein set forth.

      15.06 Governing Law.
            --------------

      This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      15.07 Waivers.
            --------

      No waiver by any Partner of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      15.08 Severability.
            -------------

      Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      15.09 Expenses.
            ---------

      The Partnership will bear all reasonable costs and expenses (including legal fees and expenses) incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby, except as otherwise provided herein.

      15.10 Incorporation of Exhibits and Schedules.
            ----------------------------------------

      The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      15.11 Specific Performance.
            ---------------------

      Each of the Partners acknowledges and agrees that the other Partners and the Partnership would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Partners agrees that the other Partners and the Partnership shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 15.12 below), in addition to any other remedy to which it may be entitled, at law or in equity.

      15.12 Submission to Jurisdiction.
            ---------------------------

      Each of the Partners irrevocably submits to the jurisdiction of any state or federal court sitting in Monroe County, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Partner also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Partners waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement on the day and year first above written.

                        GENERAL PARTNERS

                              QUALITY BASEBALL CARDS, INC.


                              BY: ------------------------------

                              ITS: -----------------------------

                              EXCELL RECYCLING, INC.

                              BY: ------------------------------

                              ITS: -----------------------------

                        LIMITED PARTNER

                              BENTLEY INTERNATIONAL, INC.

                              BY: ------------------------------

                              ITS: -----------------------------